Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Enviri II Corporation of our report dated February 24, 2026 relating to the financial statements of Enviri Corporation and subsidiaries (the “Company”) appearing in Amendment No. 3 to the Registration Statement on Form 10.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 16, 2026